FIRST AMENDMENT TO CREDIT AGREEMENT


     This First Amendment, dated as of March 28, 2002 (the "First Amendment") to that certain Credit Agreement, dated as of June 27, 2001 (the "Credit Agreement") among Pinnacle Foods, Inc. (now known as Pennexx Foods, Inc.), as the Borrower, and Smithfield Foods, Inc., as the Lender.

     The Borrower has requested that the Lender make certain changes to the Credit Agreement. The Lender has agreed to make those changes to the Credit Agreement as set forth herein.

     NOW THEREFORE, the Borrower and the Lender hereby agree as follows:

A. The Credit Agreement is amended in the following respects:

     1. Section 1.1 Defined Terms. is hereby amended by adding the following new terms:


          "PIDA Tabor Road Loan" means in connection with the Tabor Road Property, loans from or through the Philadelphia Industrial Development Corporation and the Pennsylvania Industrial Development Authority not to exceed $2,750,000.

          "Smithfield Tabor Road Loans" means in connection with the Tabor Road Property, Loans from the Lender pursuant to the terms of the Credit Agreement in amounts not to exceed (i) $2,000,000 in connection with the purchase of the Tabor Road Property, (ii) $2,000,000 in connection with the refurbishing of improvements located on the Tabor Road Property, and (ii) $6,500,000 for the purchase of machinery, equipment and fixtures to be used and located at the Tabor Road Property.

          "Tabor Road Acquisition" means the Borrower's acquisition of the Tabor Road Property pursuant to that certain Agreement of Sale, dated January 28, 2002 among PIDC Financing Corporation, a Pennsylvania nonprofit corporation; QFAC LLC, a Delaware limited liability company, and the Borrower.

          "Tabor Road Permitted Financing Transactions" means the Smithfield Tabor Road Loans and the PIDA Tabor Road Loan.

          "Tabor Road Property" means the real property, improvements, fixtures and equipment located thereon located at 5501 Tabor Road, Philadelphia, Pennsylvania.

     Section 1.1 is further amended by deleting clause (c) of the definition of "Borrowing Base Amount" and replacing it with the following:

          (c)  The amount of the then outstanding Smithfield Tabor Road Loans;
               plus

          (d) Such other amounts and for such period of time as Lender shall have allowed pursuant to this Agreement.

     2. Section 7.2.2 Indebtedness. is hereby amended by deleting the word "and" after clause (d), adding the word "and" after clause (e) and adding the following new text:


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          (f)  Indebtedness pursuant to Tabor Road Permitted Financing
               Transactions;


     3. Section 7.2.3 Liens. is hereby amended by deleting the word "and" after clause (f), adding the word "and" after clause (g) and adding the following new text:

          (h) Liens granted pursuant to Tabor Road Permitted Financing Transactions.

     4. Section 7.2.7 Capital Expenditures, etc. is amended by adding the following new text to the end of Section 7.2.7:

          Notwithstanding the foregoing and provided that no Default or Event of Default shall have occurred, the Borrower shall be permitted to make Capital Expenditures in connection with the Tabor Road Property in amounts not to exceed (a) $2,000,000 in connection with the purchase of the Tabor Road Property; (b) $2,000,000 in connection with the refurbishing of improvements located on the Tabor Road Property; and
          (c) $6,500,000 for the purchase of machinery, equipment and fixtures to be used and located at the Tabor Road Property, provided that evidence of such Capital Expenditures shall be provided to the Lender on a quarterly basis.

     5. Article 7 is hereby amended by adding the following new text as Section
7.1.9 at the end thereof:

          Section 7.1.9 Tabor Road Property Transactions. In connection with the Smithfield Tabor Road Loans, the Borrower agrees to execute and deliver a mortgage and security agreement in favor of the Lender, which mortgage and security agreement shall be in form and substance reasonably satisfactory to the Lender, creating first priority liens on the Tabor Road Property and all fixtures and equipment located at the Tabor Road Property. Upon receipt of the proceeds of the PIDA Tabor Road Loan, the Borrower shall apply all such funds to repay the Lender for Loans hereunder. Upon receipt of such funds, the Lender agrees to execute a subordination and/or intercreditor agreement in form and substance satisfactory to the Borrower and the Philadelphia Industrial Development Corporation and the Pennsylvania Industrial Development Authority subordinating the Lender's rights and priority under the Lender's mortgage and security agreement encumbering the Tabor Road Property and the fixtures and equipment located at the Tabor Road Property and to the rights and priority of the liens of the lenders making the PIDA Tabor Road Loan.

     6. Section 4.1 is hereby amended by deleting all text and replacing it with the following:

          Section 4.1 Use of Proceeds. The Borrower shall apply the proceeds of the Loan to finance Inventory or Receivables, or with the Lender's prior written consent, machinery and equipment, or to purchase the Tabor Road Property, or to refurbish the improvements located on the Tabor Road Property, or to purchase machinery, equipment and fixtures to be used and located at the Tabor Road Property, subject, however, to the limitations set forth in Section 7.2.7.

B. The Borrower represents and warrants that, as of the date hereof, it is not in default of the terms of the Credit Agreement, as amended hereby, or any of the other documents executed between the Borrower and the Lender in connection therewith.

C. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original.

D. This First Amendment and the Credit Agreement, as amended hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

                            (Signature Page Follows)

          IN WITNESS WHEREOF, the parties hereto have executed or caused this instrument to be executed under seal as of the day and year first above written.


                                            PENNEXX FOODS, INC.,
                                            a Pennsylvania corporation,
                                            f/k/a Pinnacle Foods, Inc.


                                            By:/s/ Michael D. Queen
                                               --------------------
                                            Name: Michael D. Queen
                                                  ----------------
                                            Title: President
                                                   ---------


                                            SMITHFIELD FOODS, INC.,
                                            a Virginia corporation


                                            By:/s/ Daniel G. Stevens
                                               ---------------------
                                            Name: Daniel G. Stevens
                                                  -----------------
                                            Title: Vice President and
                                                   ------------------
                                                   Chief Financial Officer
                                                   -----------------------